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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference of our report in the Registration Statement (Form S-3) and related prospectus of SuperGen, Inc. for the registration of 3,105,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1996 with respect to the financial statements of Sparta Pharmaceuticals, Inc. included in SuperGen's Form 8-K dated August 26, 1999.

                                          /s/ ERNST & YOUNG LLP

Raleigh, North Carolina
February 9, 2000